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                                                                    EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement No. 333-01275 on Form S-8 of our reports dated September 12, 2005, relating to the consolidated financial statements and financial statement schedules of Lancaster Colony Corporation and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Lancaster Colony Corporation for the year ended June 30, 2005.


/S/ DELOITTE & TOUCHE LLP
-------------------------
    Deloitte & Touche LLP

Columbus, Ohio
September 12, 2005